UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2016

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices) (Zip Code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On June 23, 2016, Depomed, Inc. (“Depomed”) issued a press release announcing that, in response to a second record date request by Starboard Value LP (“Starboard”), it has set a record date of August 19, 2016 to determine shareholders entitled to call a special meeting of shareholders to vote on the proposals contained in Starboard’s May 26, 2016 record date request.  Depomed also announced its proposal to hold a special meeting called by its board on October 28, 2016, that is intended to occur after resolution of Depomed’s ongoing NUCYNTA® patent litigation, which is expected no later than September 30, 2016.  A copy of Depomed’s June 23 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                              Exhibits.

The following exhibit is filed as part of this Report.

Exhibit Number	Description
99.1	Press release dated June 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: June 23, 2016
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 23, 2016